
LOCKHEED MARTIN                                                                                                     Purchase Order
------------------------------------------------------------------------------------------------------------------------------------
PO Number: HC6-315069    Orig Date: 10/18/1996   Contract Type: Labor Hour or Time & Material  Amend Level:   Amend Date:
Supplier:                                                       Ship To:                                 Govt Prime Contract:
     INTEGRATED SPACE SYSTEMS                                     Lockheed Martin Corporation              N/A
     7940 SILVERTON AVE. STE. 202                                 Dock 5
     SAN DIEGO           CA  92126                                12257 State Highway 121                ---------------------------
                                                                                                         DPAS Rating:
                                                                                                          (3)     N/A (N)
                                                                                                         ===========================
                                                                                                         Buyer:
--------------------------------------------------------------------------------------------------------        Name: SHIRAMIZO S.
F.O.B. Point:                          Ship Via:                                                           Mail Stop: DC9816
  DESTINATION                            N/A. SERVICE                                                        Phone #: (303) 977-5577
--------------------------------------------------------------------------------------------------------       Fax #: (303) 977-7657
Terms:                                 Freight Charges:                                                         Ext.:
  Net 30 Days                            N/A
------------------------------------------------------------------------------------------------------------------------------------
Administrative Clauses:
                         35
------------------------------------------------------------------------------------------------------------------------------------
Quality Clauses:

------------------------------------------------------------------------------------------------------------------------------------
See these Line Item(s) for Quality Clause Exceptions:

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Special Instructions:





====================================================================================================================================
Attachments (incorporated herein by this specific reference):
     Form Number:  24F     Revision Date:  0993     Form Description:  COST REIMBURSE PROV. PART i I
     Form Number:  25      Revision Date:  1295     Form Description:  GP-PART II SELF CERT & REP.
     Form Number:  253-02  Revision Date:  0996     Form Description:  ADMINISTRATIVE CLAUSES


                                  Page: 1 of 5

LOCKHEED MARTIN                                                                                                     Purchase Order
------------------------------------------------------------------------------------------------------------------------------------
PO Number: HC6-315069    Orig Date: 10/18/1996   Contract Type: Labor Hour or Time & Material  Amend Level:   Amend Date:
                                                     (continued from the previous page)


                                                           Additional Information

EXHIBIT A, STATEMENT OF WORK# 710579 DATED 10/8/96, EXHIBIT B, PATENT &
CONFIDENTIAL INFO AGREEMENT, EXHIBIT C, ADDITIONAL CLAUSES, AND
EXHIBIT D, ISS CONTRACT PROPOSAL ISS-96-006




                                  Page: 2 of 5


LOCKHEED MARTIN                                                                                                     Purchase Order
------------------------------------------------------------------------------------------------------------------------------------
PO Number: HC6-315069    Orig Date: 10/18/1996   Contract Type: Labor Hour or Time & Material  Amend Level:   Amend Date:
                                                         Instructions to Contractor


A. Mail the signed acceptance of this Purchase Order to:
       Attn: Order Control
       Lockheed Martin, Astronautics
       Mail Stop: DC9861
       PO Box 179
       Denver, CO 80201-0179

B. Mail invoices, in triplicate, containing Purchase Order Number, item numbers, description of items, sizes, quantities, unit prices, and extended totals to:
       Attn: Accounts Payable
       Lockheed Martin, Astronautics
       PO Box 31
       Denver, CO 80201-0031

   NOTE: Invoice each Purchase Order separately. Mark the final invoice "order completed.

C. Mail all correspondence, except the invoices and the acceptance, to the buyer identified herein at:
       Lockheed Martin, Astronautics
       PO Box 179
       Denver, CO 80201-0179

   NOTE: Include in the address the buyer's mail stop as shown on page 1.

D. Prepare the packing list with the line item number, part number, and Purchase Order Number. Include the packing list with the shipment. Mark the final packing list "order completed". Mark each container to show the number of containers. Attach the packing list to the number one container. Mark the Purchase Order Number on each container label.

E. Refer to the individual line items for information about the boxes marked with an asterisk. An asterisk "*" in a box indicates that there is special information identified with each line item.

F. As used throughout this Purchase Order, the following terms shall have the meaning as follows: "Martin Marietta
   Technologies, Inc.", "MMTI", "Martin Marietta Astronautics Group", "MMAG", "Martin Marietta Astronautics", Martin
   Marietta Corporation", "MMC", "Martin Marietta", "General Dynamics", "General Dynamics Space Systems Division",
   and/or "Lockheed Martin" shall mean "Lockheed Martin Corporation".



                                                                Page: 3 of 5

LOCKHEED MARTIN                                                                                                     Purchase Order
------------------------------------------------------------------------------------------------------------------------------------
PO Number: HC6-315069    Orig Date: 10/18/1996   Contract Type: Labor Hour or Time & Material  Amend Level:   Amend Date:
Item   Quantity    UM                    Item Description and Shipping Schedule                 Unit Price     UM   Extended Value


01        1.00     LT    rev 1v1 =      ==> PROVIDE SENIOR STRUC                                200,326.00     LT   200,326.00
                         ENGINEERING SERVICES (LABOR & TRAVEL) TO PROVIDE SENIOR STRUCTURAL
                         ANALYSIS SERVICES FOR THE ATLAS IIAR PROGRAM PER ATTACHED STATEMENT OF
                         WORK #710579 DATED 10/8/96. ENGINEERING RATES FOR 1996 ARE $95.80/HR AND
                         FOR HOURS WORKED IN 1997 $98.68/HR, WITH TRAVEL TO BE REIMBURSED BASED ON
                         ACTUALS. PERIOD OF PERFORMANCE: 10/21/96 TO 04/07/97.
                         LMC TECHNICAL CONTACT IS JOHN GOULD (303)977-0387. SEE ALSO EXHIBIT B,
                         (PATENT & CONFIDENTIAL INFO AGREEMENT), EXHIBIT C (ADDITIONAL CLAUSES),
                         AND EXHIBIT D (ISS CONTRACT PROPOSAL ISS-96-006).

                                   1.00 Charge to: 204802-01100-52124-20-00000-3400

                         Contracted Receipt Date:     1.00 04/07/1997

                         Additional Attachments:
                           Form #: 24F  Rev Date:  0993     From Desc: COST REIMBURSE PROV. PART i I

                                                  PO Total:  $200,326.00

                                                  *****  End of Order  *****




                                                            CONTRACTOR


                                                           Page: 4 of 5

LOCKHEED MARTIN                                                                                                     Purchase Order
------------------------------------------------------------------------------------------------------------------------------------
PO Number: HC6-315069    Orig Date: 10/18/1996   Contract Type: Labor Hour or Time & Material  Amend Level:   Amend Date:
INTEGRATED SPACE SYSTEMS                              ACCEPTANCE
7940 SILVERTON AVE. STE. 202                          ----------
SAN DIEGO           CA 92126                        Contractor Copy



   This Purchase Order consisting of pages 1 through 5 and line items 1 through 1, constitutes an offer until accepted by the Contractor. Upon acceptance by the Contractor, the rights and obligations of the parties are subject to and governed by its terms and conditions, and those general provisions, special provisions, addenda, specifications, drawings, and any other Purchase Order attachments referenced above.

Sign and mail this acceptance to:
   Attn: Order Control
   Lockheed Martin Corporation
   P.O. Box 179      MSL DC9861
   Denver, CO  80201-0179

TOTAL PURCHASE ORDER VALUE: $200,326.00

LOCKHEED MARTIN BUYER NAME:  SHIRAMIZU S.


====================================================================================================================================
ACCEPTED: FOR INTEGRATED SPACE SYSTEMS INC.

     BY: /S/ Philip E. Smith                                     Lockheed Martin Corporation
         ---------------------------------------
                    (Signature)                                  by

             Philip E. Smith                                          /s/ Steven K. Christensen
         ---------------------------------------
            (Print your name)

     TITLE:    President                                                        Steven K. Christensen
            -------------------------------------                                 Director, Material

     DATE:     21 Oct 1996
            ------------------------------------


                                                           Page: 5 of 5

                                 PO#  HC6-315059
                             Exhibit A  "SOW# 710579"


Statement of Work
-----------------

2.0 Task Description

ISS will provide stress analysis of Single Stage Atlas Fluid system designs on a level of effort basis. The analysis shall include finite element model generation, loads analysis and detailed stress evaluation (hand and computer analysis). Provide written documentation of analyses as directed by Lockheed Martin Fluids IPT personnel. Review and approve engineering drawing releases. ISS personnel working on this project shall be subject to prior approval by Lockheed Martin.

2.1 Notice

Any notice, demand, request statement or other writing required or permitted by any Contract resulting from this proposal shall be deemed to have been given when personally delivered or mailed by certified or registered United States Mail, postage prepaid, addressed as follows:


Integrated Space Systems Inc.                     Lockheed Martin
Corporation
7940 Silverton Ave, Suite 202                     12257 State Highway
121
San Diego, CA 92126                               Littleton, CO 80217
Attn.: Jack Rubidoux                              Attn: John Gould
     (619) 684-3570                          (619) 977-0387

3.0 Period of Performance

The period of performance to accomplish all tasks requested herein shall be from Oct 7, 1996 through April 7, 1997

4.0 Level of Effort

1996 4th Quarter- Direct Labor- (2) Senior heads with an option for (1) additional head with 30 days advance notice.

1997 1st Quarter- Direct Labor- (2) Senior heads

                                    EXHIBIT C
                                    ---------

                               Additional Clauses
                               ------------------

                                 PO# HC6-315069

1.         CONTRACTOR shall submit invoices in triplicate to:
                  LOCKHEED MARTIN
                  P0 BOX 31 Accounts Payable
                  Denver, CO 80201

           Invoices shall be numbered, dated, and contain the following information:
                  To LOCKHEED MARTIN
                  PO# HC6-315069
                  For the time period of: _________________________
                  Hours worked
                  Hourly rate
                  Other Direct Costs plus original receipts to support charges Total amount due
                  Remit to address

2. It is understood and agreed that proprietary information of LOCKHEED MARTIN (whether or not patentable) of any nature whatsoever, disclosed to the CONTRACTOR by LOCKHEED MARTIN as a result of this Contract, shall not in any way or manner be used or disclosed by the CONTRACTOR to any person, business firm or organization. Furthermore, CONTRACTOR agrees to have each and every employee assigned to provide services for LOCKHEED MARTIN under this Contract execute the "Patent and Confidential Information Agreement for Contract Services" (Exhibit "B" thereof), and furnish an executed copy of same to LOCKHEED MARTIN'S authorized Procurement representative, prior to commencement of assignment.

3. The personnel listed below are considered to be essential to work being performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the LOCKHEED MARTIN Contract Administrator reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the CONTRACTOR without the written consent of the LOCKHEED MARTIN Contract Administrator. The personnel listed may, with the consent of the contracting parties, be amended from time to time during the course of the Contract to either add or delete personnel as appropriate. For any changes required to be approved by LOCKHEED MARTIN, the CONTRACTOR will be responsible for substituting personnel with equal or greater qualifications as originally approved. The CONTRACTOR agrees that the key personnel listed below will be utilized in the performance of this Contract to the extent necessary for full and satisfactory performance of this Contract.

           Key Personnel:
           --------------
           PHILIP BUNCH                        SENIOR STRUCTURAL ENGINEER

LOCKHEED MARTIN                                                                            Request For Quotation
------------------------------------------------------------------------------------------------------------------
RFQ Number          Amd. No.       RFQ Date       Date Reply Due      Prime Contract Number
  SSS0034919          00            10/08/1996      10/15/1996          (Not Applicable)
Offeror                                                     RFQ Reply Address
  INTEGRATED SPACE SYSTEMS                                    MARTIN MARIETTA
  7940 SILVERTON AVE. STE. 202                                PO BOX 179   M/S-ds9816
  SAN DIEGO,  CA  92126                                       ATTN: SUSAN SHIRAMIZU
                                                              DENVER,  CO 80201-0179

Ship to Address                                             Buyer
  Lockheed Martin Corporation                                 SHIRAMIZU S.
  Dock 5
  12257 State Highway 121                                   Phone Number     FAX Number        Mail Stop
  Littleton, CO 80127                                       (303) 977-5577   (303) 977-7657    DC9816

Administrative Clauses: DOC 253-02                          DPAS Rating                    FOB Point:
  35                                                         (Not Applicable)              FOB Destination

Quality Assurance Clauses: DOC 253-01                                                      Freight Terms:
   (Not Applicable)                                                                        Prepaid

The following attached documents are incorporated in this RFQ:

Additional Documents:
  Form Number: 24F    Revision Date: 09/93    Form Description: COST REIMBURSE PROV. PART I
  Form Number: 253-02 Revision Date: 09/96    Form description: ADMINISTRATIVE CLAUSES


The following attached documents must be completed by the offeror and returned with this RFQ:


                                                           Page: 1 of 5

LOCKHEED MARTIN                                                                            Request For Quotation
------------------------------------------------------------------------------------------------------------------
Notice to Offeror:
   As used throughout this solicitation, the following terms shall have the meaning as follows; "Martin Marietta
   Technologies, Inc." ,"MMTI, "Martin Marietta Astronautics Group", "MMAG", Martin Marietta Astronautics", "Martin
   Marietta Corporation", "MMC", Martin Marietta", "General Dynamics", "General Dynamics Space Systems Division", "LMC
   and/or "Lockheed Martin" shall mean "Lockheed Martin Corporation".

   Lockheed Martin reserves the right to award a contract without discussing the offer.

   Lockheed Martin is not obligated to pay any costs incurred by the offerer in preparing or submitting the offer.

   Lockheed Martin intends to award to a responsive and responsible offerer.

   The award will be made to the offerer that in Lockheed Martin's opinion submits the best overall offer.

   All prices offered must be firm for 30 days.

   The type of anticipated contract is a Labor Hour or Time & Material contract.

   Offerers producing products where the country of origin is outside of the U.S. or its territories and possessions must identify the place of production or performance in the offer.

   Offerors providing products with an origin outside the U.S. or its territories and possessions must identify ozone in depleting chemicals used to manufacture the products.

   Offerers providing products containing ozone depleting chemicals must label the products in accordance with federal law.

   Make all contacts relevant to this solicitation with the authorized buyer. Unauthorized contacts are a basis for disqualification.

   Offerers must clearly state acceptance of all General and Special Provisions, or define & justify any exceptions.
   Exceptions to General and Special Provisions may make an offer nonresponsive.

   Offerers response must comply with all solicitation requirements and enclosures.

   Offerers must not disclose any information in the solicitation to anyone who does not need to know.

   Offerers may cancel or correct errors in their offers any time prior to award.

   If this offer exceeds $100,000 and you are a SDB, HBCU, MI, or WOSB, you may request a debriefing ant this solicitation.

   Offerers must hot disclose to any entity the offers contents submitted in response to this solicitation under circumstances that indicate the data is all or part of an offer to Lockheed Martin without the buyers authorization. Failure to comply may result in disqualifaction.

                                                      Page: 2 of 5

LOCKHEED MARTIN                                                                            Request For Quotation
------------------------------------------------------------------------------------------------------------------
Instructions to Offerer:
   Answer completely each element and item of information requested, explain and justify any omissions. Return the last page of this solicitation and include the mode of transportation and signature of an authorized person.

   Report separately any royalty expense included as a cost element in your offer. If the amount of the royalty expense exceeds $250.00, furnish the data required by FAR 52.227-6.

   Calculate leadtime based on the usual time between receiving an order and delivering to the ship to address.

   Provide price, transportation, and payment information and any exceptions. State all prices and conditions.
   Additional charges for packing or other items not stated in this solicitation will not be allowed.

   Provide the anticipated percent of work to be performed by subtier contractors.

   Identify any drawings, data, and data rights that are proprietary.
   LMC will not receive or provide propriety information without a PIA form, OF 265.

   Quote all nonrecurring costs separately.

   Furnish offers to the issuing office on or before the due date by close of business (4:00 P.M. Mountain time).

   Offers may be submitted by overnight mail to:
        MARTIN MARIETTA
        PO BOX 179   M/S-DS9816
        ATTN: SUSAN SHIRAMIZU
        DENVER, CO 80201-0179


Indicate the most favorable prompt payment discount terms.

                                                           Page: 3 of 5

LOCKHEED MARTIN                                                                                  Request For Quotation
----------------------------------------------------------------------------------------------------------------------
                                                                                            Unit    Extended   Lead
Item   Quantity   U/M         Part Number and Part Description          Quantity     U/M   Price      Price    Time
1        1        LT     ENGINEERING SERVICES ==> ENGINEERING SERVICES
                         ENGINEERING SERVICES TO SUPPORT ATLAS IIAR
                         STATEMENT OF WORK # 710579 DATED 10/8/95
                         (ATTACHED). PLEASE PROVIDE ENGINEERING RATES FOR
                         SENIOR STRUCTURAL ANALYSIS SERVICES, APPROX.
                         10/15/96 - 4/15/97. ALSO PROVIDE ESTIMATES FOR
                         TRAVEL TO LMC/DENVER.

                         Shipping Schedule:
                              On Dock: 04/07/1997  Qty: 1

                         QC Notes: (Not Applicable)

                                   ***** End of RFQ  *****



                                                      Page 4 of 5

LOCKHEED MARTIN                                                                            Request For Quotation
------------------------------------------------------------------------------------------------------------------
PRICE INFORMATION
Catalog and published price list if available.         Enclosed [ ]        Not Applicable [ ]

TRANSPORTATION INFORMATION

FOB Point______________________________________        Freight Terms: Prepay [ ]    Collect [ ]     Prepay & Add [ ]

Total Ship Weight _____________________________

PAYMENT INFORMATION

Terms of Payment ______________________________

EXCEPTIONS

If you do not accept Lockheed Martin's terms and condition, list exceptions below.



If awarded an order, I agree to furnish the items in this offer at prices and under conditions indicated.

This quote is form for ____________ days.              Supplier Quote Number: ____________________

By                                                          Title                                        Date


     (Print & Sign Your Name)

                                                           Page: 5 of 5

                                   HC6-315069
MARTIN MARIETTA                                                        EXHIBIT B

PATENT AND CONFIDENTIAL INFORMATION AGREEMENT FOR CONTRACT SERVICES

Individual          Bob Patil
           ---------------------------------------------------------------------
           (Typewritten - Give First Name in Full)

THIS AGREEMENT made between me, the undersigned, and Martin Marietta Corporation, hereinafter referred to as the "THE CORPORATION", pursuant to a contract dated Oct. 21, 1996, between Integrated Space Systems and THE CORPORATION, agree as follows:

I acknowledge that I am an employee of Integrated Space Systems and that I am not an employee of THE CORPORATION for any purpose whatsoever and that the compensation and employee benefits received by me from Integrated Space Systems by reason of the performance of services for THE CORPORATION shall constitute the exclusive compensation and employment benefits to which I am entitled.

THE CORPORATION has developed and uses commercially technical and nontechnical information which is vital to the success of its business. Generally, persons performing personal services for THE CORPORATION become acquainted with THE CORPORATION's information and depending upon their assignment may contribute to such information either through inventions, discoveries, improvements, or otherwise. It is necessary for THE CORPORATION to protect certain of the aforesaid information and contributions thereto either by patents or by holding it confidential.*

In consideration of and as part of the terms of present assignment with THE CORPORATION, and of the compensation paid during the term of such assignment to THE CORPORATION, it is hereby agreed as follows:

1. I agree to promptly and fully disclose to THE CORPORATION all inventions, discoveries, and improvements (whether patentable or not) which have been, or may be conceived or made by me solely or jointly with others, during the period of my assignment with THE CORPORATION from the beginning until termination, which result from or arise out of any work which I may do for or on behalf of THE CORPORATION. All of such inventions, discoveries, and improvements shall be the sole and exclusive property of THE CORPORATION, and I hereby assign to THE CORPORATION all of my rights and interest therein.

2. I agree to execute assignments to THE CORPORATION or to its nominees, successors, or assigns, of all my rights, title, and interest in and to any and all such inventions, disclosures, and improvements and in and to any and all patent applications therefor, and in and to all priority rights as acquired under the International Convention for Protection of Industrial Property by filing of such applications, and in and to all patents that may be granted therefor throughout the world. I also agree, during and subsequent to my contract services, to sign all lawful papers and to assist THE CORPORATION and its nominees, successors, or assigns, at its or their request and expense but without charge, in every lawful way to obtain and sustain such patents in any and all countries for its and their own benefit.

3. Except as authorized or directed by THE CORPORATION, I shall not at any time during or subsequent to my assignment, directly or indirectly, disclose any confidential information of THE CORPORATION or confidential information of others which has come into THE CORPORATION's possession or into my possession in the course of my assignment, to any person, firm, or competitor of THE CORPORATION, or to any others, and I shall not use any such confidential information for my own personal use or advantage or make it available to others for use. All information, whether written or not, regarding THE CORPORATION's business, including, but not limited to that relating to existing and contemplated products, formulas, compositions. machines. apparatus, systems, processes, methods, manufacturing procedures, research and development programs, inventions, discoveries, business plans and procedures, financial data, bid or proposal information, customers, and sources of supply shall be presumed to be confidential except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without restriction.

4. All records, documents, and other writings, whether copyrightable or not, relating to or dealing with THE CORPORATION's information as defined above, and to that of others entrusted to THE CORPORATION, which are prepared or created by me or which may come into my possession during my assignment, are the property of THE CORPORATION, and upon termination of my assignment. I agree to leave all such records, documents, and writings, and all copies thereof with THE CORPORATION.

5. I agree that THE CORPORATION may make known to others, either during or subsequent to my employment. the existence of this Agreement and the provisions of all or any part thereof.

6. This Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives or assigns and shall be binding upon and inure to the benefit of THE CORPORATION, its successors, and assigns.

MARTIN MARIETTA CORPORATION
By                                             /s/ Bob Patil       11/11/96
   ------------------------------------        ---------------------------------
    Signature of Company Representative        Signature of Contractor Bob Patil

                                               Date
   ------------------------------------        ---------------------------------
    Position                                   To be written in by Contractor


* The term "Confidential" as used herein does not refer to official security classification of the United Slates Government. B EXHIBIT______________

                                   HC6-315069
MARTIN MARIETTA                                                        EXHIBIT B

PATENT AND CONFIDENTIAL INFORMATION AGREEMENT FOR CONTRACT SERVICES

Individual          Philip Bunch
           ---------------------------------------------------------------------
           (Typewritten - Give First Name in Full)

THIS AGREEMENT made between me, the undersigned, and Martin Marietta Corporation, hereinafter referred to as the "THE CORPORATION", pursuant to a contract dated Oct. 21, 1996, between Integrated Space Systems and THE CORPORATION, agree as follows:

I acknowledge that I am an employee of Integrated Space Systems and that I am not an employee of THE CORPORATION for any purpose whatsoever and that the compensation and employee benefits received by me from Integrated Space Systems by reason of the performance of services for THE CORPORATION shall constitute the exclusive compensation and employment benefits to which I am entitled.

THE CORPORATION has developed and uses commercially technical and nontechnical information which is vital to the success of its business. Generally, persons performing personal services for THE CORPORATION become acquainted with THE CORPORATION's information and depending upon their assignment may contribute to such information either through inventions, discoveries, improvements, or otherwise. It is necessary for THE CORPORATION to protect certain of the aforesaid information and contributions thereto either by patents or by holding it confidential.*

In consideration of and as part of the terms of present assignment with THE CORPORATION, and of the compensation paid during the term of such assignment to THE CORPORATION, it is hereby agreed as follows:

1. I agree to promptly and fully disclose to THE CORPORATION all inventions, discoveries, and improvements (whether patentable or not) which have been, or may be conceived or made by me solely or jointly with others, during the period of my assignment with THE CORPORATION from the beginning until termination, which result from or arise out of any work which I may do for or on behalf of THE CORPORATION. All of such inventions, discoveries, and improvements shall be the sole and exclusive property of THE CORPORATION, and I hereby assign to THE CORPORATION all of my rights and interest therein.

2. I agree to execute assignments to THE CORPORATION or to its nominees, successors, or assigns, of all my rights, title, and interest in and to any and all such inventions, disclosures, and improvements and in and to any and all patent applications therefor, and in and to all priority rights as acquired under the International Convention for Protection of Industrial Property by filing of such applications, and in and to all patents that may be granted therefor throughout the world. I also agree, during and subsequent to my contract services, to sign all lawful papers and to assist THE CORPORATION and its nominees, successors, or assigns, at its or their request and expense but without charge, in every lawful way to obtain and sustain such patents in any and all countries for its and their own benefit.

3. Except as authorized or directed by THE CORPORATION, I shall not at any time during or subsequent to my assignment, directly or indirectly, disclose any confidential information of THE CORPORATION or confidential information of others which has come into THE CORPORATION's possession or into my possession in the course of my assignment, to any person, firm, or competitor of THE CORPORATION, or to any others, and I shall not use any such confidential information for my own personal use or advantage or make it available to others for use. All information, whether written or not, regarding THE CORPORATION's business, including, but not limited to that relating to existing and contemplated products, formulas, compositions. machines. apparatus, systems, processes, methods, manufacturing procedures, research and development programs, inventions, discoveries, business plans and procedures, financial data, bid or proposal information, customers, and sources of supply shall be presumed to be confidential except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without restriction.

4. All records, documents, and other writings, whether copyrightable or not, relating to or dealing with THE CORPORATION's information as defined above, and to that of others entrusted to THE CORPORATION, which are prepared or created by me or which may come into my possession during my assignment, are the property of THE CORPORATION, and upon termination of my assignment. I agree to leave all such records, documents, and writings, and all copies thereof with THE CORPORATION.

5. I agree that THE CORPORATION may make known to others, either during or subsequent to my employment. the existence of this Agreement and the provisions of all or any part thereof.

6. This Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives or assigns and shall be binding upon and inure to the benefit of THE CORPORATION, its successors, and assigns.

MARTIN MARIETTA CORPORATION
By                                            /s/ Philip B. Bunch
   ------------------------------------       ----------------------------------
    Signature of Company Representative       Signature of Contractor Phil Bunch

                                              Date    10/21/96
   ------------------------------------       ----------------------------------
    Position                                  To be written in by Contractor


* The term "Confidential" as used herein does not refer to official security classification of the United Slates Government. B EXHIBIT______________

LOCKHEED MARTIN                               Representations and Certifications

                 CERTIFICATION REGARDING DEBARMENT, SUSPENSION,
                  PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY
                               MATTERS (MAY 1989)

(a)(l)   The Offeror certifies, to the best of its knowledge and belief, that--

(i)      The Offeror and/or any of its Principals--

(A) Are ( ) are not (X) presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B) Have ( ) have not (X) within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, date, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property; and

(C) Are ( ) are not (X) presently indicted for, or otherwise criminally or civilly charged by a governmental entity with commission of any of the offenses enumerated in subdivision(a)(l)(i)(B) of this provision.

(ii) The Offeror has ( ) has not (X), within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager, head of a subsidiary, division, or business segment end similar positions).

         This certification concerns a matter within the jurisdiction of any agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under section 1001, title 18, United States Code.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offerer's responsibility. Failure of the Offeror to furnish a certification or provide the additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offerer knowingly rendered an erroneous certification, in addition to the other remedies available to the Government, the Contacting Officer may terminate the Contract resulting from this solicitation for default.


INTEGRATED SPACE SYSTEMS INC.                SSS0034919
---------------------------------            -------------------------------
    Company Name                                  Solicitation Number

/s/ Philip E. Smith
---------------------------------
     Signature

     President                               18 October 1996
---------------------------------            -------------------------------
          Title                                        Date

RFQ# SSS0034919
SOW# 710573    10/8/96


Statement of Work
-----------------

2.0 Task Description

ISS will provide stress analysis of Single Stage Atlas Fluid system designs on a level of effort basis. The analysis shall include finite element model generation, loads analysis and detailed stress evaluation (hand and computer analysis). Provide written documentation of analyses as directed by Lockheed Martin Fluids IPT personnel. Review and approve engineering drawing releases. ISS personnel working on this project shall be subject to prior approval by Lockheed Martin.

2.1 Notice

Any notice, demand, request statement or other writing required or permitted by any Contract resulting from this proposal shall be deemed to have been given when personally delivered or mailed by certified or registered United States Mail, postage prepaid, addressed as follows:


Integrated Space Systems Inc.                     Lockheed Martin
Corporation
7940 Silverton Ave, Suite 202                     12257 State Highway
121
San Diego, CA 92126                               Littleton, CO 80217
Attn.: Jack Rubidoux                              Attn: John Gould
     (619) 684-3570                          (619) 977-0387

3.0 Period of Performance

The period of performance to accomplish all tasks requested herein shall be from Oct 7, 1996 through April 7, 1997

4.0 Level of Effort

1996 4th Quarter- Direct Labor- (2) Senior heads with an option for (1) additional head with 30 days advance notice.

1997 1st Quarter- Direct Labor- (2) Senior heads